Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Debenture-Backed Series 2002-8
*CUSIP:   21988G445

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of   December 1, 2003.....                                    $0.00
        Scheduled Income received on securities.....             $2,348,850.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to the Holders.....                        -$2,348,850.00
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of   June 1, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   December 1, 2003.....                                    $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   June 1, 2004.....                                        $0.00


                  UNDERLYING SECURITIES HELD AS OF     June 1, 2004

             Principal
              Amount                          Title of Security
             ---------                        -----------------
            $67,110,000     BellSouth Telecommunications, Inc. One Hundred Year
                            7% Debentures due December 1, 2095
                            *CUSIP:   079867AP2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.